Exhibit 10.1

DEGOLYER AND MACNAUGHTON

4925 GREENVILLED AVENUE, SUITE 400

ONE ENERGY SQUARE

DALLAS, TEXAS 75206

June 28, 2004

Petróleo Brasileiro S.A.

Av. República do Chile, 65/1703

Rio de Janeiro – RJ

Brasil 20035-900

Gentlemen:

We hereby consent to the references to our firm as set forth in the Annual Report on Form 20-F of Petróleo Brasileiro S.A. (Petrobras) for the year ended December 31, 2003, which incorporates information from our “Letter Report as of December 31, 2003 on Reserves of Certain Properties in Brazil with Interests owned by Petróleo Brasileiro S.A.” under the heading “Item 4 – INFORMATION ON THE COMPANY – Exploration, Development and Production – WORLDWIDE ESTIMATED NET PROVED RESERVES,” provided, however, that we are necessarily unable to verify the accuracy of the reserves contained therein because our estimates of reserves have been combined with estimates of reserves prepared by others.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON